Exhibit 10.4(e)

JOHN BEAN TECHNOLOGIES CORPORATION

RESTRICTED STOCK AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

This Agreement is made as of the << Grant Date>> (the “Grant Date”) by and between John Bean Technologies Corporation, a Delaware corporation, (the “Company”) and << Participant Name >> (the “Director”).

In 2008, the Board of Directors of the Company (the “Board”) adopted the John Bean Technologies Corporation Incentive Compensation and Stock Plan (the “Plan”). The Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made a part of this Agreement and controls the rights and obligations of the Company and the Director under this Agreement. Except as otherwise expressly provided herein, all capitalized terms have the meanings provided in the Plan. To the extent there is a conflict between the Plan and this Agreement, the provisions of the Plan will control. The Board has determined that it would be to the advantage and interest of the Company and its stockholders to grant restricted stock units to the Director as an inducement to remain in the service of the Company, and as an incentive for increased efforts during such service.

The Board, on behalf of the Company, hereby grants on the Grant Date (1)                                                   (            ) Restricted Stock Units to the Director, and (2)                                                   (            ) Annual Retainer Restricted Stock Units to the Director, both grants being subject to the terms and conditions of the Plan and the rules as may be applied by the Board. The Annual Retainer Restricted Stock Units represent [select appropriate percentage based on Director’s election:] [fifty percent (50%)] [one hundred percent (100%)] of the Director’s Annual Retainer pursuant to the Director’s irrevocable election dated << Election Date>>.

Executed as of the Grant Date

JOHN BEAN TECHNOLOGIES CORPORATION

By:
	Vice President, Human Resources	(Director)

(Address)

(Social Security Number)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.